Exhibit 4.1

SL GREEN OPERATING PARTNERSHIP, L.P., as Issuer,

RECKSON OPERATING PARTNERSHIP, L.P., as Guarantor,

SL GREEN REALTY CORP., and

THE BANK OF NEW YORK MELLON, as Trustee

INDENTURE

Dated as of
October 12, 2010

3.00% Exchangeable Senior Notes due 2017

i

INDENTURE

INDENTURE dated as of October 12, 2010 by and between SL Green Operating Partnership, L.P., a Delaware limited partnership (hereinafter called the “Issuer”), Reckson Operating Partnership, L.P. a Delaware limited partnership (hereinafter called “Reckson OP”), and SL Green Realty Corp., a Maryland corporation (hereinafter called the “Company”), each having its principal office at 420 Lexington Avenue, New York, NY 10170, and The Bank of New York Mellon, a New York banking corporation, as trustee hereunder (hereinafter called the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 3.00% Exchangeable Senior Notes due 2017, which are unconditionally guaranteed by the Guarantor pursuant to the Guarantee attached thereto (hereinafter collectively referred to as the “Notes”).

ARTICLE 1
DEFINITIONS

Section 1.01.                             Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit B hereto.

“actual knowledge” has the meaning specified in Section 8.02.

“Additional Interest” has the meaning assigned the term “additional interest” in the Registration Rights Agreement (as defined below).

“Additional Interest Accrual Period” has the meaning assigned to it in the Registration Rights Agreement.

“Additional Interest Notice” has the meaning specified in Section 5.08.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Designated Event Shares” has the meaning specified in Section 15.11(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(c)(v).

“AI Global Note” means a Global Note resold to Accredited Investors bearing the Restricted Notes Legend.

“Applicable Exchange Rate” as of any day means the Exchange Rate in effect on such date, after giving effect to adjustments, if any, provided for in Section 15.05 or Section 15.11.

“Applicable Observation Period” with respect to any Note means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the Exchange Date relating to such Note, except that (i) with respect to any Note that has been called for redemption and surrendered for exchange after the issuance of a notice of redemption pursuant to Section 3.02, “Applicable Observation Period” shall mean the first 20 Trading Days beginning on and including the 22nd Scheduled Trading Day prior to the Redemption Date, and (ii) with respect to any Exchange Date occurring during the period beginning on the 25th Scheduled Trading Day prior to the maturity date, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date.

“Bankruptcy Law” means Title 11, U.S.  Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than (i) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, or (ii) a day on which the Corporate Trust Office of the Trustee is authorized or obligated by law or executive order to close.

“Cash Percentage” has the meaning specified in Section 15.10(d).

“Cash Percentage Notice” has the meaning specified in Section 15.10(d).

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of Common Stock or other capital stock or similar equity interests or other publicly traded securities on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which Common Stock or such other capital stock or similar equity interests or other securities are traded or, if Common Stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, any United States system of automated dissemination of quotations of securities prices or an established over-the-counter trading market in the United States.  The Closing Sale Price will be determined without regard to after-hours trading or extended market making.  In the absence of the foregoing, the Board of Directors will determine the Closing Sale Price on such basis as it considers appropriate.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means all shares of capital stock issued by the Company other than Preferred Stock.  Shares of Common Stock issuable on exchange of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the common stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Stock Delivery Agreement” means the Common Stock Delivery Agreement dated as of October 12, 2010, between the Issuer and the Company, as amended from time to time in accordance with its terms.

“Common Stock Legend” has the meaning specified in Section 2.05(d).

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

“Continuing Director” means, with respect to any 12 consecutive month period after the date of original issuance of the Notes, a director who either was a member of the Board of Directors on the first day of such period or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, by a specific vote, by approval of the proxy statement issued by the Issuer on behalf of the entire Board of Directors in which such individual is named as nominee for director or otherwise.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 8W, New York, NY 10286, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means The Bank of New York Mellon, as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Applicable Observation Period, one-twentieth of the product of (i) the Applicable Exchange Rate on such day and (ii) the Daily VWAP of shares of Common Stock on such Trading Day.

“Daily Settlement Amount” for each of the 20 Trading Days during the Applicable Observation Period shall consist of: (i) cash equal to the lesser of (x) one-twentieth of $1,000 and (y) the Daily Exchange Value on such Trading Day; and (ii) to the extent the Daily Exchange Value on such Trading Day exceeds one-twentieth of $1,000, a number of shares (the “Daily Share Amount”), subject to the Issuer’s right to pay cash in lieu of all or a portion of such shares of Common Stock, as described in Section 15.10, equal to (x) the difference between the Daily Exchange Value on such Trading Day and one-twentieth of $1,000, divided by (y) the Daily VWAP for such Trading Day.

“Daily Share Amount” has the meaning specified in “Daily Settlement Amount.”

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the Applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SLG.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of the primary exchange or market on which the Common Stock is listed or traded to the scheduled close of such exchange or market on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer).  Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

“default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Event” means the occurrence at any time of any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, in each case, other than any merger or consolidation (A) pursuant to which the holders of the Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors, managers or trustees, as applicable, of either (a) the continuing or surviving entity or (b) an entity that directly or indirectly owns 100% of the capital stock of such continuing or surviving entity, in either case, immediately after such transaction; provided that, in the case of this clause (b), such parent entity fully and unconditionally guarantees all obligations of such continuing or surviving entity under the Notes and this Indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the Trustee that is executed and delivered pursuant to Article 10; or (B) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, the Issuer, any majority-owned Subsidiary of the Company or the Issuer, or any employee benefit plan of the Company, the Issuer or any such Subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding and entitled to vote generally in elections of directors (it being understood and agreed that the ownership of Units will not be deemed to constitute beneficial ownership of capital stock of the Company); (3) during any period of 12 consecutive months after the date of original issuance of the Notes (for so long  as the Company is the General Partner of the Issuer immediately prior to such transaction or series of related transactions), Continuing Directors cease to constitute at least a majority of the Board of Directors; (4) the Common Stock of the Company (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be listed on a United States national or regional securities exchange for 30 consecutive Trading Days or (5) the Company (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be the general partner of, or to control, the Issuer; provided, however, that for purposes of this clause (5), the pro rata distribution by the Company to its stockholders of shares of the Company’s capital stock or shares of any of the Company’s Subsidiaries (other than the Issuer) will not, in and of itself, constitute a Designated Event for purposes of this definition; provided, however, even if any of the events specified in the preceding clauses (1) through (5) have occurred, a “Designated Event” will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Designated Event consists of cash, securities or other property traded on a national securities exchange (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Designated Event Repurchase Date” has the meaning specified in Section 4.01(a).

“Designated Event Repurchase Notice” has the meaning specified in Section 4.01(c).

“Designated Event Repurchase Price” has the meaning specified in Section 4.01(a).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 15.11(b).

“Event of Default” has the meaning specified in Section 7.01.

“ex-dividend date” has the meaning specified in Section 15.01(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Agent” means the exchange agent appointed by the Issuer to act as set forth in Article 15, which, initially, shall be the Trustee.

“Exchange Date” has the meaning specified in Section 15.02.

“Exchange Notice” has the meaning specified in Section 15.02.

“Exchange Obligation” has the meaning specified in Section 15.10(a).

“Exchange Price” means, on any date of determination, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” has the meaning specified in Section 15.04.

“Expiration Date” has the meaning specified in Section 15.05(e).

“Global Note” has the meaning specified in Section 2.02.

“Guarantee” means the guarantee by the Guarantor of the Issuer’s obligation under this Indenture and the Notes, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms hereof and thereof.

“Guarantor” means Reckson OP and any successor thereof; in each case until such Guarantor ceases to be such in accordance with Section 13.03 hereof.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchaser” means Citigroup Global Markets Inc.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by the Company, acting in its capacity as the general partner of the Issuer, by its Chairman of the Board of Directors, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Issuer Designated Event Repurchase Notice” has the meaning specified in Section 4.02(b).

“Issuer Designated Event Repurchase Notice Date” has the meaning specified in Section 4.02(b).

“Make Whole Cap” has the meaning specified in Section 15.11(f)(ii).

“Make Whole Floor” has the meaning specified in Section 15.11(f)(iii).

“Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m.  (New York City time) on such day.

“Maturity Date” means October 15, 2017.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture (including the Guarantee endorsed thereon), including the Initial Notes, any Additional Notes and any Global Note.

“Notes Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Offering Memorandum” means the Issuer’s offering memorandum dated October 6, 2010 relating to the Notes.

“Officer” means the Chairman, the President, one of the Vice Presidents, the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary of (i) the Company, (ii) the General Partner of the Issuer or (iii) the General Partner of the Guarantor, as the case may be.

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Issuer or who may be an employee of or other counsel for the Company or the Issuer, and delivered to the Trustee.

“outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)                                  Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Notes, or portions thereof, for the payment of which (including redemption or repurchase pursuant to Article 3 and Article 4) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)                                  Notes that have been discharged in accordance with Article 12; and

(d)                                 Notes that have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means any corporation, association, partnership, limited partnership, limited liability company, individual, joint venture, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, all capital stock issued by such Person that is entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person’s assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

“premium” means any premium payable under the terms of the Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Reference Dividend Amount” has the meaning specified in Section 15.05(d).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 12, 2010, among the Issuer, the Guarantor, the Company and Citigroup Global Markets Inc., as amended from time to time in accordance with its terms.

“Responsible Officer” when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 2.05(d).

“Restricted Securities Legend” has the meaning specified in Section 2.05(d).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer.

“Spin-Off” has the meaning specified in Section 15.05(c).

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Stock Price” has the meaning specified in Section 15.11(b).

“Subsidiary” means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person.  For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided, however, that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

“Trading Price” has the meaning specified in Section 15.01(a)(ii).

“transfer” has the meaning specified in Section 2.05(d).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that, in the case of a supplemental indenture executed pursuant to this Indenture, “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of such supplemental indenture.

“Trustee” means The Bank of New York Mellon, solely in its capacity as Trustee under this Indenture and not in its individual capacity, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Units” means the limited partnership units of the Issuer.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.                             Designation Amount and Issue of Notes.  The Notes shall be designated as “3.00% Exchangeable Senior Notes due 2017.” Upon the execution of this Indenture, and from time to time thereafter, Notes may be, subject to this Section 2.01, executed by the Issuer and delivered to the Trustee (with or without the Guarantee endorsed thereon) for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer, such order signed by one Officer of the Issuer, without any further action by the Issuer or the Company hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance the aggregate principal amount of Notes outstanding shall not exceed $345,000,000, except as provided in Section 2.06.  The Issuer may, without the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the Additional Notes, and the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”) in an unlimited principal amount, provided that such Additional Notes must be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes.  The Initial Notes and any such Additional Notes will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take that action as a single class.

Section 2.02.                             Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto.  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian or the Depositary or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(c), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”).  The transfer, redemption, repurchase, exchange, and all dispositions of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.05(c), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, exchanges, or transfers permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal of, interest on and premium, if any, on any Global Note shall be made to the Holder of such Note.

So long as any Notes are represented by one or more Global Notes, the parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such Notes.

Notes transferred to Accredited Investors pursuant to Section 2.05(b) of this Indenture shall be issued in the form of an AI Global Note or, upon the written request of the Issuer to the Trustee, in the form of a certificated Note.

Section 2.03.                             Date and Denomination of Notes; Payments of Interest.  The Notes shall be issuable in registered book entry form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note is registered on the Note Register at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date.  Notwithstanding the foregoing, any Note or portion thereof surrendered for exchange during the period from the close of business on the Record Date for any interest payment to the close of business on the applicable interest payment date must be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided, however, that no such payment need be made (1) if a Holder exchanges its Notes as permitted by Section 15.01(a)(iii) and the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately succeeding the corresponding interest payment date, (2) if a Holder exchanges its

Notes in connection with a Designated Event and the Issuer has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the Business Day immediately succeeding the corresponding interest payment date, (3) with respect to any exchange on or following the Record Date immediately preceding the Maturity Date, or (4) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of exchange with respect to such Note.  Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee.  Payment of the principal and interest on the Notes not represented by a Global Note will be made at the Corporate Trust Office, or the office maintained for that purpose by the Issuer in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payments of interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.  The term “Record Date” with respect to any interest payment date shall mean the April 1 or October 1 preceding the applicable April 15 or October 15 interest payment date, respectively.

Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any April 15 or October 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)                                  The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty (20) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date).  The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date).  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such

Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

(b)                                 The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.                             Execution of Notes.  The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer of the Issuer.  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 8.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.                             Exchange and Registration of Transfer of Notes; Restrictions on Transfer.  (a)  The Trustee shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any office or agency of the Issuer designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes.  The Note Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time.  The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.  The Issuer may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any office or agency maintained by the Issuer pursuant to Section 5.02, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and upon receipt thereof the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office or any such office or agency maintained by the Issuer pursuant to Section 5.02.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and upon receipt thereof the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, or repurchase shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Note Registrar, duly executed by the Noteholder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any transfer or similar tax that may be imposed in connection with any registration of transfer or exchange of Notes.

In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)                                 The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Accredited Investor which is not a QIB:

(i)                               The Notes Registrar shall register the transfer of any Note if the proposed transferee has delivered to the Notes Registrar (x) an Accredited Investor Certificate and (y) an opinion of counsel acceptable to the Issuer and such other certifications and evidence as the Issuer may reasonably require in order to determine that such transfer is being made in compliance with the Securities Act.

(ii)                            If the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Notes Registrar of (x) the documents required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Notes Registrar’s procedures, the Notes Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more AI Global Note or, upon the written request of the Issuer to the Trustee, one or more certificated Notes, of like tenor and amount.

(c)           The following provisions shall apply only to Global Notes:

(i)          Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)         Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Issuer within ninety (90) calendar days, (2) an Event of Default has occurred and is continuing or (3) the Issuer, in its sole discretion, determines at any time that the Notes shall no longer be represented by a Global Note and any Global Note exchange pursuant to clause (iii) below may be exchanged in whole or from time to time in part as directed by the Issuer.  Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii)        Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)        In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)         Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(vi)        At such time as all interests in a Global Note have been redeemed, repurchased, exchanged, or canceled for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, exchanged, or canceled for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(d)           Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(d) to bear the legend set forth in this Section 2.05(d) (the “Restricted Notes Legend”), and any Common Stock that bears or is required under this Section 2.05(d) to bear the Common Stock legend set forth in this Section 2.05(d) (the “Common Stock Legend”) (collectively, the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.05(d) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(d), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Note or any interest therein.

Until the Maturity Date for the Notes any certificate evidencing a Note shall bear a legend in substantially the following form, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, SL GREEN REALTY CORP.  OR A SUBSIDIARY OF THE ISSUER OR OF SL GREEN REALTY CORP.; (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN

RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (INCLUDING, WITHOUT LIMITATION, TO ACCREDITED INVESTORS).

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing shares of Common Stock issued upon exchange of any Note shall bear a Common Stock Legend unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, SL GREEN REALTY CORP.  OR A SUBSIDIARY OF THE ISSUER OR OF SL GREEN REALTY CORP.; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Common Stock Legend required by this Section 2.05(d).

(e)           By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(f)            Any Restricted Notes purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(g)           The Trustee, the Issuer, and the Company shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption or selection of Global Notes for redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.                  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request and receipt of such new Note the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the

Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note.  Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Designated Event Repurchase Date (and not withdrawn) or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and the Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.                  Temporary Notes.  Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, including the Guarantee endorsed thereon, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer.  Every such temporary Note shall be executed by the Issuer and upon the written request of the Issuer authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 5.02 and, upon receipt of the Certificated Notes, the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Issuer at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.                  Cancellation of Notes.  All Notes surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or Exchange Agent, which shall initially be the Trustee, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase, exchange or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.                  CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION OF NOTES

Section 3.01.                  Redemption of Notes.  (a)  The Issuer shall have the right to redeem the Notes for cash, in whole or in part, at any time if the Issuer determines it is necessary to redeem the Notes in order to preserve the Company’s qualification as a real estate investment trust, upon the notice set forth in Section 3.02, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date; provided, however that if the Redemption Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed.  In connection with any redemption by the Issuer pursuant to this Section 3.01(a), the Issuer shall provide the Trustee with a Board Resolution received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, evidencing that the Board of Directors has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the Company’s qualification as a real estate investment trust.

(b)           The Issuer shall not redeem the Notes pursuant to this Section 3.01 on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Notes to be redeemed).

Section 3.02.                  Notice of Optional Redemption; Selection of Notes.  In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption not fewer than twenty-three (23) Scheduled Trading Days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Issuer, and the Trustee may rely and shall be fully protected in relying upon such text prepared by the Issuer.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to exchange the Notes called for redemption, (viii) the Applicable Exchange Rate on the date of such notice, (ix) the time and date on which the right to exchange such Notes or portions thereof pursuant to this Indenture will expire and (x) whether the Company has determined that it is not a “domestically controlled investment entity” as defined in Section 897 of the Internal Revenue Code and, therefore, will withhold under Section 1445 of the Internal Revenue Code unless a non-U.S. Noteholder would not be treated as having owned (under all applicable rules for direct, indirect, and constructive ownership) more than five percent of the fair market value of the Common Stock during the applicable testing period.

Without limiting the generality of the foregoing, whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed, not fewer than 5 Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.  The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price.  If any Note called for redemption is exchanged pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Issuer or, if then held by the Issuer, shall be discharged from such trust.

If less than all of the outstanding Notes are to be redeemed, the Trustee as instructed in an Issuer Order shall select the Notes or portions thereof of the Notes in certificated form to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by another method that the Trustee deems fair and appropriate.  Global Notes shall be selected in accordance with the standard procedures of the Depositary.  If any Note selected for redemption is submitted for exchange in part after such selection, the portion of such Note submitted for exchange shall be deemed (so far as may be possible) to be the portion to be selected for redemption.  The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for exchange in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Notes, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes that are unexchanged and outstanding at the time of redemption, treat as outstanding any Notes surrendered for exchange during the period of fifteen (15) calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unexchanged portion of any Note exchanged in part during such period.

Section 3.03.                  Payment of Notes Called for Redemption by the Issuer.  If notice of redemption has been given as provided in Section 3.02, the Notes or portions of Notes with respect to which such notice has been given shall, unless exchanged pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of the Redemption Price, (a) such Notes will cease to be outstanding and (b) interest on the Notes or portions of Notes so called for redemption shall cease to accrue on and after the Redemption Date, and all rights of Holders of such Notes will terminate except for the right to receive the Redemption Price (or if the Notes have been surrendered for exchange, the cash and, if applicable, shares of Common Stock due upon such exchange) and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price), such Notes shall cease to be exchangeable pursuant to this Indenture and, except as provided in Section 12.01, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof or, if the Notes have been tendered for exchange, the cash and, if applicable, shares of Common Stock due upon such exchange.  On presentation and surrender of such Notes at the place of payment specified in said notice, such Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and upon receipt of such new Note the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Section 3.04.                  Sinking Fund.  There shall be no sinking fund provided for the Notes.

ARTICLE 4
REPURCHASE OF NOTES UPON A DESIGNATED EVENT

Section 4.01.                  Repurchase at Option of Holders Upon a Designated Event.  (a)  If there shall occur a Designated Event at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on a date (the “Designated Event Repurchase Date”) specified by the Issuer, which may be no earlier than fifteen (15) days and no later than thirty (30) days after the date of the Issuer Designated Event Repurchase Notice related to such Designated Event, at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date (the “Designated Event Repurchase Price”); provided, however, that if the Designated Event Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer shall pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date, and the Designated Event Repurchase Price will be 100% of the principal amount of the Notes to be repurchased.

(b)           On or before the 20th calendar day after the occurrence of a Designated Event (such date, the “Issuer Designated Event Repurchase Notice Date”), the Issuer shall give or cause to be given to all Holders of record on the date of the Designated Event (and to beneficial owners as required by applicable law) a notice (an “Issuer Designated Event Repurchase Notice”) as set forth in Section 4.02 with respect to such Designated Event.  The Issuer shall also deliver a copy of the Issuer Designated Event Repurchase Notice to the Trustee, Exchange Agent and the Paying Agent at such time as it is given to Noteholders.  In addition to the giving of such Issuer Designated Event Repurchase Notice, the Issuer shall disseminate a press release announcing the occurrence of such Designated Event or publish such information in The Wall Street Journal or another newspaper of general circulation in The City of New York or on the Company’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c)           For a Note to be repurchased at the option of the Holder pursuant to this Section 4.01(c), the Holder must deliver to the Paying Agent, prior to the close of business on the second Business Day immediately prior to the Designated Event Repurchase Date, (i) a written notice of repurchase (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Note duly completed specifying (A) (if the Note is certificated) the certificate number of the Note that the Holder will deliver to be repurchased or (if the Note is represented by a Global Note) that the relevant Designated Event Repurchase Notice complies with the appropriate Depositary procedures, (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of Notes not subject to repurchase must be in an authorized denomination) and (C) that such Note shall be repurchased as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Note and in this Indenture; together with (ii) such Notes duly endorsed for transfer (if the Note is certificated) or book-entry transfer of such Note (if such Note is represented by a Global Note).  The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Designated Event Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Repurchase Price therefor; provided, however, that such Designated Event Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Designated Event Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Issuer, whose determination shall be final and binding absent manifest error, and the Trustee and Paying Agent may rely and shall be fully protected in relying on such determination by the Issuer.

(d)           The Issuer, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

(e)           Notwithstanding the foregoing, no Notes may be repurchased by the Issuer pursuant to this Section 4.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured, on or prior to the relevant Repurchase Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Designated Event Repurchase Price pursuant to this Section 4.01 with respect to the Notes to be repurchased).

(f)            The Paying Agent shall promptly notify the Issuer of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder on the later of (x) two (2) Business Days following the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Section 4.01 and (y) the Designated Event Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in this Section 4.01).  Payment of the Designated Event Repurchase Price on the Designated Event Repurchase Date for a Note for which a Designated Event Repurchase

Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent prior to the close of business on the second Business Day prior to the Designated Event Repurchase Date.

Section 4.02.                  Issuer Designated Event Repurchase Notice.  (a)  In connection with any repurchase of Notes, the Issuer shall, on the applicable Issuer Designated Event Repurchase Notice Date, give written notice to Holders, as provided in Section 4.01(b), setting forth information specified in this Section 4.02.

Each Issuer Designated Event Repurchase Notice shall:

(i)          state the Designated Event Repurchase Price, and the Designated Event Repurchase Date to which the relevant Issuer Designated Event Repurchase Notice relates;

(ii)         state, if applicable, the circumstances constituting the Designated Event;

(iii)        state that Holders must exercise their right to elect to repurchase prior to the close of business on the second Business Day immediately prior to the Designated Event Repurchase Date;

(iv)        include a form of Designated Event Repurchase Notice;

(v)         state the name and address of the Trustee, the Paying Agent and, if applicable, the Exchange Agent;

(vi)        state that Notes must be surrendered to the Paying Agent to collect the Designated Event Repurchase Price;

(vii)       state that a Holder may withdraw its Designated Event Repurchase Notice at any time prior to the close of business on the second Business Day immediately prior to the Designated Event Repurchase Date, by delivering a valid written notice of withdrawal in accordance with Section 4.03;

(viii)      if the Notes are then exchangeable, state that Notes as to which the Designated Event Repurchase Notice has been given may be exchanged only if the Designated Event Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

(ix)         state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Designated Event Repurchase Date;

(x)          state that, unless the Issuer defaults in making payment of the Designated Event Repurchase Price, interest on Notes covered by any Designated Event Repurchase Notice shall cease to accrue on and after the Designated Event Repurchase Date;

(xi)         state the CUSIP number of the Notes, if CUSIP numbers are then in use; and

(xii)        state the procedures for withdrawing a Designated Event Repurchase Notice, including a form of notice of withdrawal (as specified in Section 4.03).

An Issuer Designated Event Repurchase Notice may be given by the Issuer or, at the Issuer’s Request, the Trustee shall give such Issuer Designated Event Repurchase Notice in the Issuer’s name and at the Issuer’s expense; provided that the text of the Issuer Designated Event Repurchase Notice shall be prepared by the Issuer, and the Trustee, in giving such notice, may rely and shall be fully protected in relying upon such Issuer Request and shall have no responsibility for text prepared by the Issuer.

If any of the Notes is represented by a Global Note, then the Issuer will modify such Issuer Designated Event Repurchase Notice to the extent necessary to accord with the applicable procedures of the Depositary that apply to the repurchase of Global Notes, and the Trustee may rely and shall be fully protected in relying upon such text prepared by the Issuer.

(b)           The Issuer will, to the extent applicable, comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and other tender offer rules under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the repurchase of the Notes.

Section 4.03.                  Effect of Designated Event Repurchase Notice; Withdrawal.  Upon receipt by the Paying Agent of the Designated Event Repurchase Notice, the Holder of the Note in respect of which such Designated Event Repurchase Notice was given shall (unless such Designated Event Repurchase Notice is validly withdrawn in accordance with this Section 4.03) thereafter be entitled to receive solely the Designated Event Repurchase Price with respect to such Note.  Such Designated Event Repurchase Price shall be paid to such Holder on the later of (x) the second Business Day following the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Section 4.03 and (y) the Designated Event Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 4.01).

Notes in respect of which a Designated Event Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 15 hereof on or after the date of the delivery of such Designated Event Repurchase Notice unless such Designated Event Repurchase Notice has first been validly withdrawn.

A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the second Business Day immediately prior to the Designated Event Repurchase Date specifying:

(a)           the name of the Holder;

(b)           the certificate number(s) of all withdrawn Notes in certificated form or that the notice of withdrawal complies with appropriate Depositary procedures with respect to all withdrawn Notes represented by a Global Note;

(c)           the principal amount of Notes with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000; and

(d)           the principal amount of Notes, if any, that remains subject to the original Designated Event Repurchase Notice and that has been or will be delivered for repurchase by the Issuer.

If a Designated Event Repurchase Notice is properly withdrawn, the Issuer shall not be obligated to repurchase the Notes listed in such Designated Event Repurchase Notice.

Section 4.04.                  Deposit of Designated Event Repurchase Price.  (a)  Prior to 11:00 a.m., New York City time, on the Designated Event Repurchase Date, the Issuer shall deposit with the Paying Agent or, if the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.04 an amount of cash (in immediately available funds if deposited on the Designated Event Repurchase Date), sufficient to pay the aggregate Designated Event Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Designated Event Repurchase Date.

(b)           If on the Designated Event Repurchase Date the Paying Agent holds money sufficient to pay the Designated Event Repurchase Price of the Notes that Holders have elected to require the Issuer to repurchase in accordance with Section 4.01, then, on the Designated Event Repurchase Date such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the Designated Event Repurchase Price upon delivery or book-entry transfer of the Note or, if such Notes have been timely tendered for exchange, the cash and, if applicable, shares of Common Stock due upon such exchange.  This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

Section 4.05.                  Notes Repurchased in Part.  Upon presentation of any Note repurchased only in part, the Issuer shall execute and upon receipt of such new Note or Notes the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes in aggregate principal amount equal to the unrepurchased portion of the Notes presented (provided that the unrepurchased portion of the Notes must be in an integral multiple of $1,000).

Section 4.06.                  Repayment to the Issuer.  Subject to Section 12.04, upon Issuer Request the Paying Agent shall return to the Issuer any cash that remains unclaimed, held by it for the payment of the Designated Event Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 4.04 exceeds the aggregate Designated Event Repurchase Price of the Notes or portions thereof which the Issuer is obligated to repurchase as of the Designated Event Repurchase Date then, unless otherwise agreed in writing with the Issuer, promptly after the second Business Day following the Designated Event

Repurchase Date the Paying Agent shall return any such excess to the Issuer, together with interest, if any, thereon.

ARTICLE 5
PARTICULAR COVENANTS OF THE ISSUER

Section 5.01.                  Payment of Principal, Premium and Interest.  The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption or the Designated Event Repurchase Price upon repurchase, in each case pursuant to Article 3 and Article 4), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02.                  Maintenance of Office or Agency.  The Issuer will maintain an office or agency in the Borough of Manhattan, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange, redemption or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided, however, that the Notes may be so surrendered or presented instead to the Trustee at the Corporate Trust office at the Holder’s or Issuer’s option.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.  The provisions of Article 8 of this Indenture shall also apply to the Trustee in each of its roles as Paying Agent, Note Registrar, Custodian, and Exchange Agent, respectively.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, at the expense of the Issuer, the notices set forth in Section 8.08(f).  If co-registrars have been appointed in accordance with this Section 5.02, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 5.03.                  Appointments to Fill Vacancies in Trustee’s Office.  The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04.                  Provisions as to Paying Agent.  (a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m.  New York City time, on such date.

(b)           If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

(c)           Anything in this Section 5.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)           Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 12.02 and Section 12.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.05.                  Existence.  Subject to Article 11, each of the Issuer and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and material franchises; provided, however, that neither the Issuer nor the Company shall be required to preserve any such right or franchise if the Issuer or the Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Company, as applicable.

Section 5.06.                  Stay, Extension and Usury Laws.  The Issuer and the Company each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Company each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07.                  Compliance Certificate.  The Issuer and the Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Issuer’s and the Company’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.  For purposes of this Section 5.07, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.08.                  Additional Interest Notice.  In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such interest payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 6
NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 6.01.                  Noteholders’ Lists.  The Issuer will furnish or cause to be furnished to the Trustee:

(a)           semiannually, not later than 15 days after the Record Date for interest for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 6.02.                  Preservation and Disclosure of Lists.  Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Note Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 6.03.                  Reports by Trustee.  The Trustee shall transmit to the Holders of Notes such reports concerning the Trustee and its actions under this Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every twelve months commencing on January 1, 2011 and may be dated as of a date up to 75 days prior to such transmission.  A copy of each such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the Commission and with the Issuer.  The Issuer will notify the Trustee when any Notes are listed or delisted on any stock exchange.

Section 6.04.                  Reports by Issuer.  The Issuer will:

(a)           deliver to the Trustee, within 15 days after the Issuer actually files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; documents that are filed with the Commission via the EDGAR system, or any successor system thereto, will be deemed filed with the Trustee as of the time such documents are filed via such system;

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(c)           transmit by mail to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section 6.04 as may be required by rules and regulations prescribed from time to time by the Commission;

(d)           until the Maturity Date, provide upon request the information required by Rule 144A(d)(4) to each Noteholder and to each beneficial owner and prospective purchaser of Notes and of any shares of Common Stock delivered upon exchange of the Notes, unless such information has been furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act; and

(e)           be deemed, for purposes of this Section 6.04, to have furnished or delivered reports to the Noteholders if (i) such reports are filed with the Commission via the EDGAR filing system and (ii) such reports are currently available.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 7
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 7.01.                  Events of Default.  In case one or more of the following (“Events of Default”) shall have occurred and be continuing:

(a)           default in the payment of any interest on the Notes when such interest becomes due and payable that continues for a period of 30 days;

(b)           default in the payment of the principal of the Notes or any Designated Event Repurchase Price or Redemption Price due with respect to the Notes, when due and payable;

(c)           failure to deliver cash and, if applicable, Common Stock within ten (10) days after the due date upon an exchange of Notes pursuant to Article 15, together with any cash due in lieu of fractional shares;

(d)           default in the performance, or breach, of any of the Issuer’s other covenants or warranties in this Indenture with respect to the Notes and continuance of such default or breach for a period of 60 days after the Issuer has been given written notice as provided in Section 8.01 by the Trustee or by the Holders of at least 25% in principal amount of the Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under Section 8.01;

(e)           default under any bond, evidence of recourse indebtedness of the Issuer or the Guarantor, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any recourse indebtedness for money borrowed by the Issuer or the Guarantor (or by any Subsidiary the repayment of which the Issuer or the Guarantor has guaranteed or for which the Issuer or the Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after the Issuer has been given written notice as provided in Section 8.01 by the Trustee or by the Holders of at least 10% in principal amount of the Notes specifying such default and requiring the Issuer or the Guarantor, as the case may be, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under Section 8.01;

(f)            the Issuer’s failure to issue notice of any event described under Section 15.01(a)(iv) of this Indenture as required under this Indenture and such failure continues for five days;

(g)           the Issuer’s failure to provide on a timely basis an Issuer Designated Event Repurchase Notice after the occurrence of a Designated Event as provided in Section 4.01(b);

(h)           the Company, the Issuer, the Guarantor or any of its Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i)          commences a voluntary case; or

(ii)         consents to the entry of an order for relief against it in an involuntary case; or

(iii)        consents to the appointment of any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv)        makes a general assignment for the benefit of creditors; or

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Company, the Issuer, the Guarantor or any of its Significant Subsidiaries in an involuntary case; or

(ii)         appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, the Issuer, the Guarantor or any of its Significant Subsidiaries or for all or substantially all of its property; or

(iii)        orders the liquidation of the Company, the Issuer, the Guarantor or a Significant Subsidiary;

and, in each case in this clause (i), the order or decree remains unstayed and in effect for 90 calendar days;

(j)            the Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and the Guarantee, and the continuance of such default for a period of 60 days after the Issuer has been given written notice as provided in Section 8.01 by the Trustee or by the Holders of at least 25% in principal amount of the Notes specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under Section 8.01;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(h) and Section 7.01(i) with respect to the Issuer or the Guarantor), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Company (and to the Trustee if given by Noteholders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs and is continuing, then the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

If, at any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 7.07, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest, in each case, that have become due solely because of such acceleration, have been cured or waived; (b) interest on overdue installments of interest (to the extent that payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been deposited with the Trustee; and (c) the Issuer or the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 8.06.  No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 7.02.                  Payments of Notes on Default; Suit Therefor.  The Issuer and the Guarantor covenant that in the case of an Event of Default pursuant to Section 7.01(a) or 7.01(b), upon demand of the Trustee, the Issuer and the Guarantor will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 8.06.  Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer or the Guarantor shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, the Guarantor or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer, the Guarantor or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Issuer or any other obligor upon the Notes or the property of the Company, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4)) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 8.06.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Notes, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts owed to the Trustee or any predecessor Trustee under Section 8.06, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 7.03.                  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 7 shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:                    To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel and all other amounts due the Trustee and any predecessor Trustee under Section 8.06;

SECOND:               To the payment of the amounts then due and unpaid upon the Notes for principal (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) and interest, respectively; and

THIRD:                  To the payment of the remainder, if any, to the Issuer.

The Trustee may fix a record date and payment date for any such payment to Holders.

Section 7.04.                  Proceedings by Noteholders.  No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction that, in the reasonable opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Notes then outstanding; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of exchange as provided in Article 15.

Section 7.05.                  Proceedings by Trustee.  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.06.                  Remedies Cumulative and Continuing.  All powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to

exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07.                  Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or expense for which the Trustee has not received security or indemnity satisfactory to it or be unduly prejudicial to the Holders of Notes not joining therein, it being understood that (subject to Section 8.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences subject to Section 7.01, except (i) a default in the payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4), premium, if any, or interest on the Notes, (ii) a failure by the Issuer to exchange any Notes as required by this Indenture or (iii) a default in respect of a covenant or provisions hereof which under Article 10 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.08.                  Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4), or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 15.

ARTICLE 8
THE TRUSTEE

Section 8.01.                  Notice of Defaults.  Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless a Responsible Officer of the Trustee shall have actual knowledge that such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) or interest on any Note or a default with respect to the Issuer’s obligation to deliver, upon exchange, cash and shares of Common Stock, if applicable, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided further that in the case of any default or breach of the character specified in Section 7.01(d), no such notice to Holders of Notes shall be given until at least 60 days after the occurrence thereof.

Section 8.02.                  Certain Rights of Trustee.  Subject to the provisions of TIA Section 315(a) through 315(d):

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Issuer Request, Issuer Order, written request or order of the Issuer, certificate, statement, calculations, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request, Issuer Order, or written request or order of the Issuer (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Sections 2.01 and 2.04 which shall be sufficiently evidenced as provided therein) and any resolution or determination of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officers’ Certificate;

(d)           before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand.  The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)            the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)           the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(l)            except for any event of which a Responsible Officer of the Trustee has “actual knowledge” and which event, with the giving of notice or the passage of time or both,

would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically to be performed by it as set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

The Trustee shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Trustee is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, work stoppages, accidents, civil or military disturbances or natural catastrophes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control, it being understood that the Trustee shall use commercially reasonable efforts consistent with accepted practices for corporate trustees to maintain performance without delay or resume performance as soon as reasonably practicable under the circumstances.

The Issuer will provide any information reasonably requested by the Trustee, the Exchange Agent, or any Paying Agent in order to comply with any applicable tax reporting requirements relating to the Notes.

All of the benefits, protections, privileges, immunities, indemnities, and rights under this Indenture that apply to the Trustee also apply to The Bank of New York Mellon, in its individual capacity and in its respective other capacities hereunder (including, without limitation, as Note Registrar, Paying Agent, Exchange Agent, and Custodian).

The Trustee may request that the Issuer and the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 8.03.                  Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of the Common Stock, the Common Stock Delivery Agreement, the Offering Memorandum, or the Registration Rights Agreement except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.04.                  May Hold Notes and Common Stock.  The Trustee, any Paying Agent, Exchange Agent, Note Registrar, the Custodian, Authenticating Agent or any other agent of the Issuer and their affiliates, in its individual or any other capacity, may become the owner or pledgee of Notes or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and the Company with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent, Note Registrar, Authenticating Agent or such other agent.

Section 8.05.                  Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer in writing.

Section 8.06.                  Compensation and Reimbursement.  The Issuer, the Guarantor and the Company, jointly and severally, agree:

(a)           to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation and as agreed to in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(c)           to indemnify each of the Trustee (including its officers, agents, and employees) and any predecessor Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on its part, determined to have been caused by the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 7.01(h) or 7.01(i), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Issuer under this Section 8.06, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) or interest on any Notes.  The provisions of this Section 8.06 shall survive the termination or satisfaction and discharge of this Indenture, the payment or exchange of the Notes, and the resignation or removal of the Trustee.

Section 8.07.                  Corporate Trustee Required; Eligibility; Conflicting Interests.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the Issuer nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as Trustee.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.08.                  Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.09.

(b)           The Trustee may resign at any time by giving written notice thereof to the Issuer.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Trustee and to the Issuer.

(d)           If at any time:

(i)          the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(ii)         the Trustee shall cease to be eligible under Section 8.07 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(iii)        the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a

Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer.  If no successor Trustee shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 8.09.                  Acceptance of Appointment By Successor.  (a)  In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 8.06.

(b)           In case of the appointment hereunder of a successor Trustee, the Issuer, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article 10 hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trust sand duties of the retiring Trustee to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 8.09, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.10.                  Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 8.11.                  Appointment of Authenticating Agent.  At any time when any of the Notes remain outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of

Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus asset forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.11.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 8.11, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Notes by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section 8.11.

If an appointment is made pursuant to this Section 8.11, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
as Authenticating Agent

Dated:	By:
Authorized Signatory

Section 8.12.                  Certain Duties and Responsibilities of the Trustee.

(a)           Except during the continuance of an Event of Default:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically to be performed by it as set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 8.12;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.12.

ARTICLE 9
THE NOTEHOLDERS

Section 9.01.                  Action by Noteholders.  Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that, at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action.  Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Noteholders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Section 9.02.                  Proof of Execution by Noteholders.  Subject to the provisions of Sections 8.02 and 8.12, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 9.03.                  Absolute Owners.  The Issuer, the Trustee, any Paying Agent, any exchange agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4), premium, if any, and interest on such Note, for exchange of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any exchange agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04.                  Issuer-owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture or whether a quorum is present a meeting of Noteholders, Notes that are owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.12, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05.                  Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.                Supplemental Indentures Without Consent of Noteholders.  The Issuer, the Company and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of any Holder of the Notes hereto for any of the following purposes:

(a)           to evidence a successor to the Issuer as obligor, or Reckson OP as Guarantor, or to the Company under this Indenture;

(b)           to add Events of Default for the benefit of the Holders of the Notes;

(c)           to secure the Notes;

(d)           to add a Guarantor under the Indenture or to release a Guarantor in accordance with the Indenture;

(e)           to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(f)            to cure any ambiguity, defect or inconsistency in this Indenture;

(g)           to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall materially adversely affect the interests of the Holders of any Notes then outstanding; and provided, further, that no modification or amendment to cure any ambiguity, defect or inconsistency in the indenture or the Notes made solely to conform the indenture to the “Description of Notes” contained in the Offering Memorandum will be deemed to adversely affect the interests of the Holders of the Notes;

(h)           to add to the covenants of the Issuer, the Guarantor, or the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Company in this Indenture or in the Notes;

(i)            to provide for Global Notes in addition to or in place of Certificated Notes, as provided in this Indenture; and

(j)            to modify this Indenture and the Notes to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Notes or will not adversely affect the interests of the Holders of the Notes.

Upon an Issuer Request authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer, the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.                Supplemental Indenture With Consent of Noteholders.  With the consent (evidenced as provided in Article 9) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Issuer and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a)           change the Stated Maturity of the principal of or any installment of interest on the Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the Holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(b)           reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture as provided in this Section 10.02, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the quorum or change voting requirements set forth in this Indenture;

(c)           modify or affect in any manner adverse to the Holders of the Notes the terms and conditions of the obligations of the Company in respect of the payments of principal and interest;

(d)           modify any of this Section 10.02 or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes;

(e)           change the ranking of the Notes;

(f)            modify the provisions of Section 4.01 in a manner adverse to the Holders of the Notes, including the Issuer’s obligation to repurchase the Notes;

(g)           voluntarily release, other than in accordance with the Indenture, the Guarantee of the Guarantor; or

(h)           adversely affect the rights of Holders of the Notes contained in Section 15.01.

Upon an Issuer Request authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03.                Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.                Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 8.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.                Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  Prior to entering into any supplemental indenture pursuant to this Article 10, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is otherwise authorized or permitted by this Indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.                Issuer and Guarantor May Consolidate on Certain Terms.  Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer or the Guarantor with or into any other Person or Persons (whether or not affiliated with the Issuer or the Guarantor), or successive consolidations or mergers in which either the Issuer or the Guarantor will be the continuing entity or the Issuer or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, lease or conveyance, of all or substantially all of the property of the Issuer or the Guarantor, to any other Person (whether or not affiliated with the Issuer or the Guarantor) so long as the following conditions are met:

(a)           the Issuer or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume (i) in the case of the Issuer, payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture or (ii) in the case of the Guarantor, all of the obligations of the Guarantor under its Guarantee of the Notes;

(b)           if as a result of such transaction the Notes become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under such Notes and this Indenture;

(c)           immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(d)           either the Issuer or Guarantor or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease or conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11.

No such consolidation, merger, sale, lease or conveyance shall be permitted by this Section 11.01 unless prior thereto the Company shall have delivered to the Trustee an Officers’ Certificate stating that the Company’s obligations hereunder shall remain in full force and effect thereafter, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.02.                Issuer or Guarantor Successor to Be Substituted.  Upon any consolidation by the Issuer or the Guarantor with or merger of the Issuer or the Guarantor into any other Person or any sale, lease or conveyance of all or substantially all of the properties and assets of the Issuer or the Guarantor to any Person in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such sale, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be released, in the case of the Issuer, from all obligations and covenants under this Indenture and the Notes, and in the case of the Guarantor, from all of the obligations of the Guarantor under its Guarantee of the Notes.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 12
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01.                Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect (except as to any surviving rights of exchange or registration of transfer or exchange of the Notes herein expressly provided for and except as provided below), and the Trustee, upon Issuer Order and demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

(a)           either

(i)          all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 12.04, and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

(ii)         all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether at Stated Maturity, or any Repurchase Date, or upon exchange (following the determination of the cash and Common Stock, if any, due upon exchange as determined pursuant to Article 15), and the Issuer or, if applicable, the Guarantor has irrevocably (except as provided in the second proviso to Section 12.05) deposited or caused to be deposited with the Trustee, a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of this Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date or Designated Redemption Date, as the case may be;

(b)           the Issuer or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer and the Guarantor; and

(c)           the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee and any predecessor Trustee under Section 8.06 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 2.05, 2.06, 2.07 and 4.02 and Article 15 and this Article 12 shall survive until the Notes have been paid in full.

Notwithstanding the reference to premium under subclause (ii) of clause (a) of this Section 12.01, the Issuer shall not be required to deposit pursuant thereto any premium that would be payable on the Notes only upon acceleration of the maturity thereof pursuant to Section 7.01.

Section 12.02.                Application of Trust Funds.  All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the

Persons entitled thereto, of the principal (and premium, if any), and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.  All moneys deposited with the Trustee (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Issuer upon request.

Section 12.03.                       Paying Agent to Repay Monies Held.  Subject to the provisions of Section 12.04 the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money deposited with it pursuant to Section 12.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) and interest on the Notes.

Section 12.04.                       Return of Unclaimed Monies.  The Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 12.05.                       Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 12 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Notes; provided, however, that if the Issuer makes any payment of principal of or any premium or interest on any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money so held by the Trustee or Paying Agent in trust; provided, further, that, if the Issuer’s obligations are revived and reinstated as herein provided, the Trustee or Paying Agent shall discharge from trust and pay to the Issuer all funds (together with the earnings thereon, if any) previously deposited therewith pursuant to Section 12.02 and thereupon the Issuer, the Trustee, any Paying Agent and the Holders of the Notes shall be restored severally and respectively to their former positions hereunder as if no satisfaction and discharge had been effected.

ARTICLE 13
GUARANTEE

Section 13.01.                       Guarantee.

(a)                                  Subject to this Article 13, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee: (i) the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, redemption, repurchase or otherwise, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms of such Note and of this Indenture and (ii) in the case of any extension of time of payment or renewal of such Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity or by acceleration, redemption, repurchase or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the next succeeding paragraph.

(b)                                 The Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by the Guarantor not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(c)                                  The Guarantor hereby agrees that its obligations hereunder shall be absolute, unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Issuer, the Company or any guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Notes or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the Stated Maturity thereof. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Issuer or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in such Guarantee. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 The Guarantor shall be subrogated to all rights of the Holders of the Notes upon which its Guarantee is endorsed against the Issuer in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Notes issued hereunder shall have been paid in full.

(e)                                  The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.02.                       Execution and Delivery of Guarantees.

The Guarantee to be endorsed on the Notes shall include the terms of the Guarantee set forth in Section 13.01 and any other terms that may be set forth in the form established pursuant to Section 2.02. The Guarantor hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.02, to be endorsed on each Note authenticated and delivered by the Trustee.

The Guarantee shall be signed in the name and on behalf of the Guarantor by the manual or facsimile signature of an Officer of the Guarantor.

In case any Officer who shall have signed a Guarantee shall cease to be such Officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Guarantee nevertheless shall bind the Guarantor, and a Guarantee may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor and shall bind the Guarantor notwithstanding the fact that the Guarantee may not bear the signature of the Guarantor. The Guarantor hereby agrees that its Guarantee set forth in Section 13.01 and in the form of Guarantee established pursuant to Section 2.02 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Note.

Section 13.03.                       Release of the Guarantor.

The Guarantee will remain in effect with respect to the Guarantor until the entire principal of, premium, if any, and interest on the Notes to which the Guarantee relates shall have been paid in full or otherwise discharged in accordance with the provisions of such Notes and this Indenture and all amounts owing to the Trustee hereunder have been paid or as provided in Section 11.02; provided, however, that if the Notes are satisfied and discharged pursuant to Section 12.01, then upon delivery by the Issuer of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the release of the Guarantor from its obligations under its Guarantee and this Article 13 have been complied with, the Guarantor shall be released and discharged of its obligations under its Guarantee and under this Article 13 without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of the Guarantor from its obligations under its Guarantee endorsed on the Notes of a series and under this Article 13.

ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.                       Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4) or, premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, the Issuer or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company, the Issuer or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15
EXCHANGE OF NOTES

Section 15.01.                       Right to Exchange.  (a) Upon compliance with the provisions of this Indenture, on or prior to the close of business on the second Business Day immediately preceding the Maturity Date, the Holder of any Notes not previously redeemed or repurchased shall have the right, at such Holder’s option, to exchange its Notes, or any portion thereof which is a multiple of $1,000, into cash and, if applicable, Common Stock, as provided in Section 15.10, by surrender of such Notes so to be exchanged in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 15.  Holders may exchange their Notes at any time on or after the 22nd Scheduled Trading Day prior to the Maturity Date until the close of business on the second Business Day immediately preceding the Maturity Date.  In addition, Holders may exchange their Notes at any time prior to such 22nd Scheduled Trading Day prior to the Maturity Date only upon occurrence of one of the following events:

(i)                               Exchange Upon Satisfaction of Market Price Condition.  A Holder may surrender any of its Notes for exchange during any calendar quarter beginning after December 31, 2010 (and only during such calendar quarter) if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is more than 130% of the Exchange Price per share of Common Stock in effect on the applicable Trading Day.  The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the ex-dividend date of the event occurs, during that 30 consecutive Trading Day period.

If the Notes shall be exchangeable as a result of the occurrence of an event specified in this clause (i), the Issuer shall promptly deliver to the Trustee and the Exchange Agent (if the Trustee is not the Exchange Agent) written notice thereof.

(ii)                            Exchange Upon Satisfaction of Trading Price Condition.  A Holder may surrender any of its Notes for exchange during the 5 consecutive Trading Day period following any 5 consecutive Trading Days in which the Trading Price per $1,000 principal amount of Notes (as determined following a reasonable request by a Holder of the Notes) was less than 98% of the product of the Closing Sale Price of the Common Stock, multiplied by the Applicable Exchange Rate.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of such Notes obtained by the Trustee for a $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Issuer selects, which may include the Initial Purchaser; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used.  If the Trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of such Notes from a nationally recognized securities dealer or, in the Issuer’s reasonable judgment, the bid quotations are not indicative of the secondary market value of such Notes, then the Trading Price per $1,000 principal amount of such Notes will be deemed to be less than 98% of the product of the Closing Sale Price of Common Stock and the Applicable Exchange Rate on such determination date.

The Trustee shall have no obligation to determine the Trading Price of the Notes unless the Issuer shall have requested such determination, and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Exchange Rate, whereupon the Issuer shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Exchange Rate.  If the Issuer does not so instruct the Trustee after a Holder of Notes provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Applicable Exchange Rate, the Trading Price of the Notes will be deemed to be less than 98% of the Closing Sale Price of the Common Stock multiplied by the Applicable Exchange Rate on each Trading Day the Issuer fails to do so.

(iii)                         Exchange Upon Notice of Redemption.  A Holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the second Business Day prior to Redemption Date, even if the Notes are not otherwise exchangeable at such time.  The right to exchange Notes pursuant to this clause (iii) shall expire after the close of business on the second Business Day immediately preceding the Redemption Date, unless the Issuer defaults in payment of the Redemption Price.  A Holder may exchange fewer than all of its Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of Notes is in an authorized denomination.

(iv)                        Exchange Upon Specified Transactions.  If the Company elects to: (1) distribute to all holders of the Common Stock any rights, warrants or options entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock at an exercise price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance; or (2) distribute to all holders of Common Stock assets, debt securities or certain rights to purchase securities of the Issuer or the Company, which distribution (excluding for this purpose a distribution solely in the form of cash required to preserve the status of the Company as a real estate investment trust) has a per share value exceeding 15% of the average of the Closing Sale Prices of the Common Stock for the 5 consecutive Trading Days ending on the date immediately preceding the declaration date of such distribution, the Issuer must notify the Holders of Notes at least 25 Scheduled Trading Days prior to the ex-dividend date for such distribution described in clause (1) or clause (2).

Following the issuance of such notice, Holders may surrender their Notes for exchange at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that no adjustment to the ability of the Holders of Notes to exchange their Notes will be made if the Holders of Notes, as a result of holding the Notes, are entitled to participate at the same time as Common Stock holders participate in such transaction or distribution as if such Holders of the Notes held a number shares of Common Stock equal to the Applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to exchange their Notes.  The “ex-dividend date” means, with respect to any distribution on shares of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

In addition, (1) if the Company otherwise is a party to a share exchange or tender offer, liquidation, consolidation, recapitalization, reclassification, combination or merger, or a sale or lease or other transfer of all or substantially all of its respective properties and assets, or a series of related transactions or events, in each case pursuant to which all of the outstanding Common Stock would be exchanged for, converted into or constitute solely the right to receive cash, securities or other property, or (2) if a Designated Event occurs, a Holder may surrender its Notes for exchange at any time from and including the date that is 25 Scheduled Trading Days prior to the anticipated effective time of the transaction or event up to and including 35 Business Days after the actual date of such transaction or event, unless such transaction or event also constitutes a Designated Event, in which case the Notes may be surrendered for exchange until the related Designated Event Repurchase Date.  The Issuer will notify Holders of Notes and the Trustee as promptly as reasonably practicable following the date such transaction or event is publicly announced (but in no event less than 25 Scheduled Trading Days prior to the effective time of such transaction or event; provided that the Issuer shall not be required to provide such notice before such time that the Company is otherwise required by law or the rules of the exchange on which the Common Stock is listed to provide such notice).

(v)                           Exchange Upon Delisting of the Common Stock.  A Holder may surrender for exchange any of its Notes at any time beginning on the first Business Day after the Common Stock has ceased to be listed on a U.S.  national or regional securities exchange for 30 consecutive Trading Days.

(b)                                 Whenever the Notes shall become exchangeable pursuant to this Section 15.01, the Issuer or, at the Issuer’s Request, the Trustee in the name and at the expense of the Issuer, shall notify the Holders of the event triggering such exchangeability in the manner provided in Section 17.04, and the Issuer shall also publicly announce such information and publish it on the Issuer’s website.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  The text of such notice shall be prepared by the Issuer, and in giving such notice the Trustee may rely and shall be fully protected in relying upon such Issuer Request and shall have no responsibility for text prepared by the Issuer.

(c)                                  A Note in respect of which a Holder has delivered a Designated Event Repurchase Notice exercising such Holder’s right to require the Issuer to repurchase such Note pursuant to Section 4.01 may be exchanged only if such Designated Event Repurchase Notice is properly withdrawn in accordance with, and within the time periods set forth in, Section 4.03.

(d)                                 A Holder of Notes is not entitled to any rights of a Holder of Common Stock until such time as such Holder is entitled to receive shares of Common Stock pursuant to this Article 15.

Section 15.02.                       Exercise of Exchange Right; No Adjustment for Interest or Dividends.  In order to exercise the exchange right with respect to any Note in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Exchange Notice” on the reverse thereof, duly completed and signed manually or by facsimile, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock that shall be issuable on such exchange shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.06.

To exchange Notes held in book-entry form, a Holder must exchange by book-entry transfer to the Exchange Agent through the facilities of DTC and, if required, pay all taxes and duties, if any, and, if required, pay all funds equal to interest payable on the next interest payment date to which the holder is not entitled.  The Exchange Notice for Notes held in book-entry form must comply with all applicable DTC procedures.

To exchange the Notes that are in certificated form, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) surrender the Notes to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, (d) pay any transfer or similar tax, if required and (e) pay funds equal to the interest payable on the next interest payment date to which the Holder is not entitled, if required.

The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

Whether the Notes to be exchanged are held in book-entry or certificated form, the Exchange Notice will require the Holder to certify that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

If the Issuer is required to deliver shares of Common Stock (upon settlement in accordance with Sections 15.10 and 15.11, if applicable, on the third Business Day immediately following the last day of the Applicable Observation Period), after satisfaction of the requirements for exchange set forth above, subject to compliance with any restrictions on transfer if shares issuable on exchange are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so exchanged), and in accordance with the time periods set forth in this Article 15, the Issuer shall deliver to such Noteholder at the office or agency maintained by the Issuer for such purpose pursuant to Section 5.02, (i) a certificate or certificates for the number of full shares of Common Stock (if any) deliverable upon the exchange of such Note or portion thereof as determined by the Issuer in accordance with the provisions of Sections 15.10 and 15.11 and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such exchange, calculated by the Issuer as provided in Section 15.03.  The cash, and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Notes are exchanged (and cash in lieu of fractional shares) will be delivered to an exchanging Holder after satisfaction of the requirements for exchange set forth above, in accordance with this Section 15.02 and Sections 15.10 and, if applicable, 15.11.

Each exchange shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof) (the “Exchange Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder of record of the shares represented thereby for all purposes at the close of business on the last Trading Day of the Applicable Observation Period.

Any Note or portion thereof surrendered for exchange during the period from the close of business on the Record Date for any interest payment date to the close of business on the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided that no such payment need be made (1) if a Holder exchanges its Notes in connection with a redemption and the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately succeeding the corresponding interest payment date, (2) if a Holder exchanges its Notes in connection with a Designated Event and the Issuer has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the Business Day immediately succeeding the corresponding interest payment date, (3) with respect to any exchange on or following the Record Date immediately preceding the Maturity Date, or (4) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of exchange with respect to such Note.  Except as otherwise provided above in this Article 15, no payment or other adjustment shall be made for interest accrued on any Note exchanged or for dividends on any shares issued upon the exchange of such Note as provided in this Article 15.  Notwithstanding the foregoing, in the case of Notes submitted for exchange in connection with a Designated Event, such Notes shall continue to represent the right to receive the Additional Designated Event Shares, if any, payable pursuant to Section 15.11, until such Additional Designated Event Shares are so paid.

Upon the exchange of an interest in a Global Note, the Trustee (or other Exchange Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Issuer), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Issuer shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

Upon the exchange of a Note, the accrued but unpaid interest attributable to the period from the issue date of the Note to the Exchange Date, with respect to the exchanged Note, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and, if applicable, shares of Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being exchanged pursuant to the provisions hereof.

In case any Note of a denomination greater than $1,000 shall be surrendered for partial exchange, and subject to Section 2.04, the Issuer shall execute and upon receipt of such new Note or Notes the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note.

Section 15.03.                       Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Notes.  If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered and the aggregate sum of all Daily Settlement Amounts for each of the 20 Trading Days during the Applicable Observation Period (and not in respect of each Daily Settlement Amount nor some portion of the Daily Settlement Amounts for one or some portion of the 20 Trading Days during the Applicable Observation Period).  If any fractional share of Common Stock would be issuable upon the exchange of any Note or Notes, the Issuer shall make a payment therefor in cash to the Holder of Notes at a price equal to the Daily VWAP of the Common Stock on the last day of the Applicable Observation Period.

Section 15.04.                       Exchange Rate.  The initial Exchange Rate for the Notes is 11.6532 shares of Common Stock per each $1,000 principal amount of the Notes, subject to adjustment as provided in Sections 15.05 and 15.11 (herein called the “Exchange Rate”).

Section 15.05.                       Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time as follows:

(a)                                  If the Company issues Common Stock as a dividend or distribution on the Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 × OS1 / OS0

where

ER0 = the Exchange Rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

ER1 = the new Exchange Rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of Common Stock outstanding immediately prior to giving effect to such dividend or distribution, or the effective date of such share split or share combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (a) shall become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them for a period of not more than forty-five (45) days after the date of issuance thereof to subscribe for or purchase Common Stock, in any case at an exercise price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1 = ER0 × (OS0 + X) / (OS0 + Y)

where

ER0 = the Exchange Rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1 = the new Exchange Rate in effect immediately on and after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on ex-dividend date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or exchange price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or exchange thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.  If any right, warrant or option described in this paragraph (b) is not exercised or exchanged prior to the expiration of the exercisability or exchangeability thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant or option had not been so issued.

(c)                                  If the Company distributes shares of capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:

(A)                              dividends, distributions, rights, warrants or options referred to in paragraph (a) or (b) above;

(B)                                dividends or distributions paid exclusively in cash; and

(C)                                Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be increased based on the following formula:

ER1 = ER0 × SP0 / (SP0 – FMV)

where

ER0 = the Exchange Rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1 = the new Exchange Rate in effect immediately on and after the open of business on the ex-dividend date for such distribution;

SP0 = the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution.

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each Note, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Notes would have received had such holder of Notes owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect immediately prior to the ex-dividend date for such distribution, and the aggregate principal amount of Notes held by such Holder and the denominator of which is one thousand ($1,000).  An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Exchange Rate in effect immediately following the 10th Trading Day immediately following, and including the effective date of the Spin-Off will be increased based on the following formula:

ER1 = ER0 × (FMV0 + MP0) / MP0

where

ER0 = the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

ER1 = the new Exchange Rate immediately after the close of business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph will occur at the close of business on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any exchange within the 10 Trading Days following the effective date of any Spin-Off, references within this paragraph (c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exchange Date in determining the Applicable Exchange Rate.  If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d)                                 If the Company distributes cash to all or substantially all holders of outstanding Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up or any regular quarterly cash dividend on the Common Stock to the extent that the aggregate amount of such regular quarterly cash dividend per share of Common Stock does not exceed $0.10 for the relevant quarterly period ($0.10 being the “Reference Dividend Amount”)), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 × (SP0 – RDA) / (SP0 – C)

where

ER0 = the Exchange Rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1 = the new Exchange Rate immediately on and after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution;

RDA = the Reference Dividend Amount; and

C = the amount in cash per share that the Company distributes to holders of Common Stock.

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each Note, the amount of cash such holder of Notes would have received had such holder of Notes owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, and the aggregate principal amount of Notes held by such Holder and the denominator of which is one thousand ($1,000).

An adjustment to the Exchange Rate made pursuant to this paragraph (d) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution.  If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment will be made to the Reference Dividend Amount for any adjustment made to the Exchange Rate under this paragraph (d).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph as a result of a distribution that is not a quarterly dividend, the Reference Dividend Amount will be deemed to be zero.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (such date, the “Expiration Date”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 × (AC + (SPI × OS1)) / (SP1 × OS0)

where

ER0 = the Exchange Rate in effect prior to the open of business on the second Trading Day immediately following the Expiration Date;

ER1 = the new Exchange Rate in effect on and after the open of business on the second Trading Day immediately following the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Expiration Date;

OS1 = the number of shares of Common Stock outstanding immediately after the open of business on the Expiration Date (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer); and

SP1 = the Closing Sale Price of the Common Stock for the Trading Day next succeeding the Expiration Date.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made.  Any adjustment to the Exchange Rate made pursuant to this paragraph (e) shall become effective as of the open of business on the second day immediately following the Expiration Date.  If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender offer or exchange offer had not been made.

(f)                                    If the Company has in effect a rights plan while any Notes remain outstanding, Holders of Notes will receive, upon exchange of Notes, in addition to Common Stock, if any, rights under the Company’s stockholder rights agreement unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock.  If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders of Notes would not be entitled to receive any rights in respect of any shares of Common Stock delivered upon an exchange of Notes, the Exchange Rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, in the event of an adjustment to the Exchange Rate pursuant to paragraphs (d) and (e) above, in no event will the Exchange Rate exceed 15.1492 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to paragraphs (a), (b) and (c) above.

In addition to the adjustments pursuant to paragraphs (a) through (e) above, the Issuer may increase the Exchange Rate in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.  The Issuer may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer or the Company.  If the Issuer makes such determination, it will be conclusive and the Issuer will mail to Holders of the Notes and the Trustee a notice of the increased Exchange Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Exchange Rate takes effect in accordance with applicable law.

The Issuer shall not make any adjustment to the Exchange Rate if Holders of the Notes participate in the dividend, distribution or transaction that would otherwise result in an adjustment to the Exchange Rate at the same time as holders of the Common Stock and as if such Holders of Notes owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the ex-dividend date or effective date for the relevant dividend, distribution or transaction, and the aggregate principal amount of Notes held by such Holder and the denominator of which is one thousand ($1,000).

The exchange rate will not be adjusted except as specifically set forth in this Section 15.05 and in Section 15.11.  Notwithstanding anything to the contrary contained herein, and in addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the Applicable Exchange Rate shall not be adjusted for:

(i)                               the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                            the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Issuer or the Company;

(iii)                         the issuance of any Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;

(iv)                        a change in the par value of the Common Stock;

(v)                           accumulated and unpaid dividends or distributions; and

(vi)                        the issuance of Units by the Issuer and the issuance of the Common Stock or the payment of cash upon redemption thereof.

No adjustment in the Exchange Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Rate.  If the adjustment is not made because the adjustment does not change the Exchange Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.  All required calculations will be made to the nearest cent or 1/1,000th of a share, as the case may be.  Notwithstanding the foregoing, on each annual anniversary of the first original issuance date of the Notes, upon redemption of the Notes, and on April 15, 2017, all adjustments not previously made will be made on such date.

Whenever the Exchange Rate is adjusted as herein provided, the Company or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Promptly after delivery of such certificate, the Company or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Notes within 20 Business Days of the Effective Date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

In addition the adjustments to the Applicable Exchange Rate as set forth in this Article 15, the Exchange Rate in respect of any Notes tendered for exchange shall be increased, effective on the related Exchange Date, by 3% if such Notes are tendered for exchange during an Additional Interest Accrual Period as defined in the Registration Rights Agreement.

If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Stock (other than a subdivision or combination to which Section 15.05(a) applies, or a change in par value, or from par value to no par value, or from no par value to par value), (ii) any consolidation, merger or combination of the Company with another Person, or a binding share exchange in respect of all of the outstanding Common Stock as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such the Common Stock or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such the Common Stock, then the Issuer and the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee (which shall be instructed by an Issuer Order together with the Officers’ Certificate and Opinion of Counsel pursuant to Section 10.05) a supplemental indenture.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 15.05.  The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes within 20 Business Days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.  If the provisions of this paragraph apply to any event or occurrence, then the provisions of Section 15.05(a) through (e) shall not apply.

Section 15.06.                       Taxes on Shares Issued.  The issue of stock certificates, if any, on exchange of Notes shall be made without charge to the exchanging Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 15.07.                       Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exchange of the Notes as required by this Indenture from time to time as such Notes are presented for exchange.

The Company covenants that all shares of Common Stock which may be issued upon exchange of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Company shall, as expeditiously as possible, secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon exchange of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first exchange of the Notes in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon exchange of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.08.                       Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to determine the Applicable Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer or the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer or the Company contained in this Article 15.  Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.05 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Noteholders upon the exchange of their Notes after any event referred to in such Section 15.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.12, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate and Opinion of Counsel (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  The Trustee shall not at any time be under any duty or responsibility to determine the accuracy of the method employed in calculating the Trading Price or whether any facts exist which may require any adjustment of the Trading Price.

Section 15.09.                       Notice to Holders Prior to Certain Actions.  In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 15.05; or

(b)                                 the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)                                  of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer or the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y)(i) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up and (ii) whether the Company has determined that it is not a “domestically controlled investment entity” as defined in Section 897 of the Internal Revenue Code and, therefore, will withhold under Section 1445 of the Internal Revenue Code unless the non-U.S.  Noteholder would not be treated as having owned (under all applicable rules for direct, indirect, and constructive ownership) more than five percent of the fair market value of the Common Stock during the applicable testing period.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.10.                       Settlement upon Exchange.  (a)  Upon exchange of any Notes, subject to Sections 15.01, 15.02 and this Section 15.10, the Issuer shall satisfy its obligation upon exchange (the “Exchange Obligation”) by payment and delivery of cash and, at the election of the Issuer, shares of Common Stock, or a combination of cash and shares of Common Stock, as described below, for each $1,000 aggregate principal amount of Notes tendered for exchange in accordance with their terms.

(b)                                 Upon exchange of Notes, the Issuer will deliver, in respect of each $1,000 principal amount of Notes tendered for exchange in accordance with their terms:

(i)                               cash and Common Stock, subject to clause (d) below with respect to all or any portion of Common Stock the Issuer elects to settle in cash, or a combination thereof, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Applicable Observation Period; and

(ii)                            an amount in cash in lieu of any fractional shares of Common Stock as provided in Section 15.03.

(c)                                  The Daily Settlement Amounts for each of the twenty (20) Trading Days during the Applicable Observation Period and any amount in cash to be delivered in lieu of any fractional shares of Common Stock will be determined by the Issuer promptly after the end of the Applicable Observation Period and notified in writing to the Trustee.

(d)                                 By the close of business on the Business Day prior to the first Scheduled Trading Day of the Applicable Observation Period, the Issuer may specify a percentage of each Daily Share Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”).  With respect to any Notes called for redemption that are exchanged on or after the Issuer mails the notice of redemption, the Cash Percentage that the Issuer specifies for the Applicable Observational Period will apply to all such exchanges.  If the Issuer elects to specify a Cash Percentage, (x) the amount of cash that the Issuer will deliver in lieu of all or an applicable portion of the Daily Share Amount in respect of each Trading Day in the Applicable Observation Period will equal the product of: (i) the Cash Percentage, expressed as a fraction, (ii) the Daily Share Amount for such Trading Day (assuming for this purpose the Issuer has not specified a Cash Percentage), and (iii) the Daily VWAP for such Trading Day and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the Applicable Observation Period (in lieu of the full Daily Share Amount for such Trading Day) will be a percentage of the Daily Share Amount (assuming the Issuer has not specified a Cash Percentage) equal to the product of (i) the difference between 100% and the Cash Percentage, expressed as a fraction, and (ii) the Daily Share Amount for such Trading Day.

(e)                                  If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the first scheduled Trading Day of the Applicable Observation Period, the Issuer shall settle 100% of the Daily Share Amount for each Trading Day in the Applicable Observation Period with shares of Common Stock; provided, however, that the Issuer shall pay cash in lieu of fractional shares otherwise issuable upon exchange of such Note.  The Issuer may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by the close of business on the Business Day prior to the first Scheduled Trading Day of the Applicable Observation Period.

(f)                                    Payment of the cash and, if applicable, delivery of shares of Common Stock pursuant to Section 15.10(b) shall be made by the Issuer on the third Business Day immediately following the last Trading Day of the Applicable Observation Period to the holder of a Note surrendered for exchange, or such holder’s nominee or nominees, and the Issuer shall deliver to the Exchange Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Exchange Obligation.

(g)                                 Upon exchange of Notes, the Holder must deliver to the Issuer cash equal to the amount the Issuer is required to deduct or withhold under applicable law in connection with such exchange; provided, however, that if the Holder does not deliver such cash, the Issuer may (or may instruct the Exchange Agent to) deduct and withhold from the consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

Section 15.11.                                               Exchange Rate Adjustment After Certain Designated Events.  (a)  Subject to the provisions hereof, if a Noteholder elects to exchange its Notes in connection with the occurrence of a transaction described in clause (1) or clause (2) of the definition of Designated Event and for the avoidance of doubt, subject to the proviso immediately following clause (5) thereof, the Issuer will increase the Applicable Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Designated Event Shares”) as specified below; provided that the Additional Designated Event Shares will only be payable as set forth below.  An exchange of Notes will be deemed for these purposes to be “in connection with” such a Designated Event if the Exchange Notice is received by the Exchange Agent from and after the Effective Date of the Designated Event until the corresponding Designated Event Repurchase Date.

(b)                                 The number of Additional Designated Event Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the Designated Event transaction becomes effective (the “Effective Date”) and the price paid per share of Common Stock in the relevant Designated Event (in the case of a Designated Event described in the clause (1) of the definition thereof in which holders of the Common Stock receive only cash), or in the case of any other Designated Event described in clause (1) or clause (2) of the definition thereof, the average of the Closing Sale Prices of the Common Stock over the ten Trading Day period ending on the Trading Day preceding the Effective Date of such other Designated Event (the “Stock Price”).

(c)                                  The Stock Prices set forth in the first row of the table (i.e., the column headers) below shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

(d)                                 The number of Additional Designated Event Shares will be adjusted in the same manner and for the same events as the Exchange Rate is adjusted pursuant to Section 15.05.

(e)                                  The following table sets forth the Stock Price and number of Additional Designated Event Shares to be added to the Applicable Exchange Rate per $1,000 principal amount of Notes:

	Stock Price
Effective Date	$66.01	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$160.00	$200.00
October 12, 2010	3.4960	3.2488	2.4637	1.9386	1.5843	1.3440	1.1819	1.0700	0.9888	0.9206	0.8623	0.6880
October 15, 2011	3.4960	3.2170	2.3936	1.8400	1.4765	1.2294	1.0627	0.9537	0.8785	0.8171	0.7644	0.6094
October 15, 2012	3.4960	3.1842	2.3160	1.7392	1.3537	1.0980	0.9353	0.8310	0.7607	0.7055	0.6593	0.5254
October 15, 2013	3.4960	3.1429	2.2219	1.6161	1.2165	0.9569	0.7873	0.6845	0.6253	0.5814	0.5439	0.4339
October 15, 2014	3.4960	3.0836	2.1030	1.4654	1.0550	0.7917	0.6315	0.5356	0.4895	0.4525	0.4228	0.3370
October 15, 2015	3.4960	2.9861	1.9291	1.2597	0.8424	0.5892	0.4442	0.3682	0.3355	0.3115	0.2916	0.2323
October 15, 2016	3.4960	2.8145	1.6391	0.9337	0.5315	0.3184	0.2199	0.1884	0.1742	0.1621	0.1517	0.1203
October 15, 2017	3.4960	2.6325	0.8468	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f)                                    If the exact Stock Price and Effective Date are not set forth on the table above, then:

(i)                               if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Additional Designated Event Shares will be determined by a straight-line interpolation between the number of Additional Designated Event Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                            if the Stock Price is in excess of $200.00 per share of Common Stock (the “Make Whole Cap”) (subject to adjustment as described below) no additional Designated Event Shares will be added to the Applicable Exchange Rate; and

(iii)                         if the Stock Price is less than $66.01 per share of Common Stock (the “Make Whole Floor”) (subject to adjustment as described below) no additional Designated Event Shares will be added to the Applicable Exchange Rate.

The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted pursuant to Section 15.05.  The adjusted Make Whole Cap or Make Whole Floor, as the case may be, shall equal the Make Whole Cap or Make Whole Floor, as the case may be, applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

(g)                                 Notwithstanding anything in this Section 15.11 to the contrary, in no event will the total number of shares of Common Stock issuable upon exchange of the Notes exceed 15.1492 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 15.05.

Section 15.12.                                               Recapitalization, Reclassifications and Changes of Common Stock.  If the Company is a party to a consolidation, merger, binding share exchange, reclassification or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which all of the Common Stock is exchanged for cash, securities or other property, then at the effective time of the transaction, the Daily VWAP, each Daily Settlement Amount and each Daily Exchange Value will be calculated based on the kind and amount of cash, securities or other property that a holder of such a number of shares of Common Stock equal to the Applicable Exchange Rate would have received in such transaction.  For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes shares of Common Stock to be exchanged into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

Section 15.13.                                               Calculations in Respect of Notes.  Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes, including, but not limited to, the Exchange Price and the Exchange Rate, shall be the obligation of the Issuer.  All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Notes and the Holders of the Notes absent manifest error.  The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification.  The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon request.

ARTICLE 16
MEETINGS OF HOLDERS OF NOTES

Section 16.01.                                               Purposes for Which Meetings May Be Called.  A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 16 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Section 16.02.                                               Call, Notice and Place of Meetings.  (a)  The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 16.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 17.04, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Issuer, pursuant to a Board Resolution, the Company, or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 16.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Company or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 16.02.

Section 16.03.                                               Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the Company and their respective counsel.

Section 16.04.                                               Quorum; Action.  The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the outstanding Notes shall constitute a quorum.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 16.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to Section 10.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 16.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 16.04, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes affected thereby:

(i)                               there shall be no minimum quorum requirement for such meeting; and

(ii)                            the principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 16.05.                                               Determination of Voting Rights; Conduct and Adjournment of Meetings.  (a)  Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.01 and the appointment of any proxy shall be proved in the manner specified in Section 9.01 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 9.01 to certify to the holding of the Notes.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.01 or other proof.

(b)                                 The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, the Company or by Holders of Notes as provided in Section 16.02(b), in which case the Issuer, the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

(c)                                  At any meeting each Holder of such Notes or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

(d)                                 Any meeting of Holders of Notes duly called pursuant to Section 16.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 16.06.                                               Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 16.02 and, if applicable, Section 16.04.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01.                                               Provisions Binding on Issuer’s, Guarantor’s and the Company’s Successors.  All the covenants, stipulations, promises and agreements by the Issuer, the Guarantor or the Company contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02.                                               Common Stock Delivery Agreement.  The Issuer has entered into an agreement with the Company pursuant to which the Company has agreed that, in the event the Issuer elects to deliver any shares of Common Stock upon exchange of the Notes, the Company will deliver such shares of Common Stock to the Issuer for delivery to the Holder upon exchange of the Notes and the Issuer will issue a corresponding number of Units to the Company or one of its Affiliates.

Section 17.03.                                               Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or the Company.

Section 17.04.                                               Addresses for Notices, etc.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To the Issuer:

SL Green Operating Partnership, L.P.
420 Lexington Avenue
New York, NY  10170
Telecopier No.:  (646) 293-1356
Attention:  General Counsel

To the Guarantor:

Reckson Operating Partnership, L.P.
420 Lexington Avenue
New York, NY  10170
Telecopier No.:  (646) 293-1356
Attention:  General Counsel

To the Company:

SL Green Realty Corp.
420 Lexington Avenue
New York, NY  10170
Telecopier No.:  (646) 293-1356
Attention:  General Counsel

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

The Bank of New York Mellon, as Trustee
101 Barclay Street
Floor 8W
New York, NY  10286
Attention:  Corporate Trust Administration
Facsimile No.:  (212) 815-5707

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer or Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer and Company agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 17.05.                                               Governing Law.  This Indenture, the Notes and the Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 17.06.                                               Evidence of Compliance with Conditions Precedent, Certificates to Trustee.  Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that (i) in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and (ii) in the case of the initial issuance of the Notes, no opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 17.07.                                               Legal Holidays.  In any case where any interest payment date, Redemption Date, Designated Event Repurchase Date, Stated Maturity or maturity date of any Note, or the last date on which a Holder has the right to exchange a Note, shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or any Note other than a provision in such Note which specifically states that such provision shall apply in lieu hereof), payment of interest or principal (and premium, if any) or exchange of such security need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the interest payment date, Redemption Date, Designated Event Repurchase Date, Stated Maturity or maturity date, or on such last day for exchange, provided that no interest shall accrue on the amount so payable for the period from and after such interest payment date, Redemption Date, Designated Event Repurchase Date, Stated Maturity or maturity date, as the case may be.

Section 17.08.                                               No Security Interest Created.  Nothing in this Indenture or in the Notes (including the Guarantee endorsed thereon), expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 17.09.                                               Benefits of Indenture.  Nothing in this Indenture or in the Notes (including the Guarantee endorsed thereon), express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar, any Exchange Agent and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10.                                               Table of Contents, Headings, etc.  The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11.                                               Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.12.                                               Severability.  In case any provision in this Indenture or in the Notes (including the Guarantee endorsed thereon) shall be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.13.                                               No Stockholder Rights for Noteholders.  Noteholders, as such, will not have any rights as stockholders of the Company, including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Stock.

Section 17.14.                                               Waiver of Jury Trial.  EACH OF THE ISSUER, THE GUARANTOR, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	SL Green Realty Corp.
Its: General Partner

	By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Executive Vice President, Chief Legal Officer, General Counsel and Secretary

RECKSON OPERATING PARTNERSHIP, L.P.

By:	Wyoming Acquisition GP LLC
Its: General Partner

	By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Director

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Executive Vice President, Chief Legal Officer, General Counsel and Secretary

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Sherma Thomas
Name: Sherma Thomas
Title: Senior Associate

EXHIBIT A

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Notes]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, SL GREEN REALTY CORP.  OR A SUBSIDIARY OF THE ISSUER OR OF SL GREEN REALTY CORP.; (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (INCLUDING, WITHOUT LIMITATION, TO ACCREDITED INVESTORS).

[Include only for shares of Common Stock that are Restricted Notes]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, SL GREEN REALTY CORP.  OR A SUBSIDIARY OF THE ISSUER OR OF SL GREEN REALTY CORP.; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS

A-1

PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-2

SL GREEN OPERATING PARTNERSHIP, L.P.
3.00% EXCHANGEABLE SENIOR NOTES DUE 2017

No.

CUSIP:

$

SL Green Operating Partnership, L.P., a Delaware limited partnership (herein called the “Issuer,” which term includes any successor under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                                ($         ), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on October 15, 2017 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 15 and October 15 of each year, commencing April 15, 2011, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.00%, from the April 15 or October 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from October 12, 2010 until payment of said principal sum has been made or duly provided for.  Payment of the principal of and interest on the Notes not represented by a Global Note will be made at the Corporate Trust Office or the office maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payments of interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash and, if applicable, shares of Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

A-3

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	SL Green Realty Corp.
Its: General Partner

By:
Name: Gregory F. Hughes
Title: Chief Financial Officer and Chief Operating Officer

A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

A-5

[FORM OF REVERSE SIDE OF NOTE]

SL GREEN OPERATING PARTNERSHIP, L.P.

3.00% EXCHANGEABLE SENIOR NOTES DUE 2017

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.00% Exchangeable Senior Notes due 2017 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of October 12, 2010 (herein called the “Indenture”), among the Issuer, the Guarantor, the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes.  Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 7.01(h) or 7.01(i) of the Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable.  If an Event of Default specified in Section 7.01(h) or 7.01(i) of the Indenture occurs and is continuing, then the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 10.02 of the Indenture.  Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive certain past defaults or Events of Default.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully-registered form, without coupons, in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof.  At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject

A-6

to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 3.01 of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Designated Event, Holders shall have the right to require the Issuer to repurchase all or a portion of their Notes pursuant to Section 4.01 of the Indenture.

Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right to exchange each $1,000 principal amount of this Note into cash and, if applicable, shares of Common Stock as provided in Article 15 of the Indenture.

In the event the Holder surrenders this Note for exchange in connection with certain Designated Events, the Issuer will increase the Applicable Exchange Rate by the Additional Designated Event Shares if, as and when provided in Section 15.11 of the Indenture.

No recourse for the payment of the principal of (including the Redemption Price or Designated Event Repurchase Price upon redemption or repurchase pursuant to Article 3 and Article 4 of the Indenture) or any premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, the Issuer or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company, the Issuer or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of October 12, 2010, among the Issuer, the Company and the Initial Purchaser named therein (the “Registration Rights Agreement”).

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GUARANTEE

For value received, Reckson Operating Partnership, L.P., a Delaware limited partnership (the “Guarantor”) hereby absolutely, fully and unconditionally and irrevocably guarantees to the Holder of this Note the payment of principal of, and premium, if any, and interest on this Note upon which this Guarantee is endorsed in the amounts and at the time when due and payable, whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and the Indenture, including Article 13 thereof. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

RECKSON OPERATING PARTNERSHIP, L.P.

By:	Wyoming Acquisition GP LLC
Its: General Partner

By:
Name: Gregory F. Hughes
Title: Treasurer

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common	UNIF GIFT MIN ACT -
Custodian
TEN-ENT	as tenant by the entireties	(Cust) (Minor)
JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act
	as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

EXCHANGE NOTICE

TO:         SL GREEN OPERATING PARTNERSHIP, L.P.

The Bank of New York Mellon, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, shares of Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, if any, issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

The undersigned registered owner of this Note hereby certifies that it or the Person on whose behalf the Notes are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount
to be exchanged
(if less than all):

$
Social Security or Other
Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

DESIGNATED EVENT REPURCHASE NOTICE

TO:         SL GREEN OPERATING PARTNERSHIP, L.P.
The Bank of New York Mellon, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from SL Green Operating Partnership, L.P.  (the “Issuer”) regarding the right of Holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, as the case may be, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Issuer as of the Designated Event Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE: The signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.  Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other
Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

For value received                                  hereby sell(s) assign(s) and transfer(s) unto                                  (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                  attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

•                  ☐  To SL Green Operating Partnership, L.P., SL Green Realty Corp.  or a subsidiary of SL Green Operating Partnership, L.P.  or SL Green Realty Corp.;

•                  ☐  To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

•                  ☐  To an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture; or

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

For value received                                  sell(s) assign(s) and transfer(s) unto                                  (Please insert social security or other Taxpayer Identification Number of assignee)                                  shares of Common Stock, and hereby irrevocably constitutes and appoints                                  attorney to transfer said shares of Common Stock on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the shares of Common Stock prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such shares of Common Stock are being transferred:

•                  ☐  To SL Green Operating Partnership, L.P., SL Green Realty Corp.  or a subsidiary of SL Green Operating Partnership, L.P.  or SL Green Realty Corp.; or

•                  ☐  Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

•                  ☐  To a person the undersigned reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

•                  ☐  Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the shares of Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof.

[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Global Note is                         Dollars ($           ).  The following increases or decreases in part of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer of Trustee

EXHIBIT B

Form of Certificate to Be

Delivered in Connection with

Transfers to Accredited Investors

,

Bank of New York Mellon
101 Barclay Street
Floor 8W
New York, NY 10286
Attention:  Corporate Trust Administration

Re:      SL Green Operating Partnership, L.P. (the “Issuer”)

3.00% Exchangeable Senior Notes due 2017 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed purchase of $                   aggregate principal amount of the Notes, we confirm that:

1.  We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 12, 2010 (the “Indenture”) relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(d) or any successor provision of the Notes, we will do so only (A) to the Issuer, SL Green Realty Corp. or a subsidiary of the Issuer or of SL Green Realty Corp., (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter, or (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.  We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

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4.  We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

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